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                                                                    EXHIBIT 10.5

                      FOURTH AMENDMENT TO CONTRACT OF SALE


         This Fourth Amendment to Contract of Sale is made and entered into as of the 15th day of October, 2004, by and between COOK, INC., a Florida corporation ("Seller"), and SILVERLEAF RESORTS, INC., a Texas corporation ("Purchaser").

                               WITNESSETH

         WHEREAS, on or about February 12, 2004, Seller and Purchaser entered into that certain Contract of Sale pursuant to which Seller agreed to sell and Purchaser agreed to purchase certain tracts of land containing approximately 5.3 acres, more or less, situated in Davenport, Polk County, Florida, being more particularly described in the Contract of Sale (the "Property"); and

         WHEREAS, on or about March 18, 2004, Seller and Purchaser entered into a certain First Amendment to Contract of Sale; and

         WHEREAS, on or about March 22, 2004, Seller and Purchaser entered into a certain Second Amendment to Contract of Sale; and

         WHEREAS, on or about April 27, 2004, Seller and Purchaser entered into a certain Third Amendment to Contract of Sale (the Contract of Sale as amended is hereinafter referred to as the "Contract"); and

         WHEREAS, Seller and Purchaser desire to further amend the Contract in order to establish the closing date as provided for in Article IX of the Contract;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt, accuracy and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the closing of the Contract shall occur on or before Friday, October 22, 2004.

         2. Notwithstanding the execution hereof by Seller and Purchaser, all of their rights and remedies under the Contract are preserved, including, without limitation, the Purchaser's right to a second extension is extended to 5:00 P.M. on Friday October 22, 2004, and the rights and obligations of the parties, if any, related to the agreements between Interval International and Seller.

         Except as specifically set forth above, all terms and conditions of the Contract shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Contract.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first above written.

                                   SELLER:

                                   COOK, INC., a Florida corporation


                                   By:   /S/ DANIEL P. BOSS
                                         ---------------------------------------
                                   Name: Daniel P. Boss
                                   Its:  President

                                   PURCHASER:

                                   SILVERLEAF RESORTS, INC., a Texas corporation


                                   By:   /S/ HARRY J. WHITE, JR.
                                         ---------------------------------------
                                   Name: Harry J. White, Jr.
                                   Its:  CFO